EXHIBIT 99.1


            PMC-Sierra Reports First Quarter 2007 Results


    --  Q1 Net Revenues: $ 103.7 million

    -- Q1 GAAP Net Loss: $ (15.8) million or $(0.07) per share (fully diluted)

    --  Q1 Non-GAAP Net Income: $ 4.4 million or $0.02 per share
        (fully diluted)


    SANTA CLARA, Calif.--(BUSINESS WIRE)--April 25, 2007--PMC-Sierra, Inc. (Nasdaq:PMCS), a leading provider of high-speed broadband communications and storage semiconductors, today reported results for the first quarter ending April 1, 2007.

    Net revenues in the first quarter of 2007 were $103.7 million, an increase of 2% compared with $101.9 million in the fourth quarter of 2006 and 18% higher than in the first quarter of 2006. The revenues in the first quarter of 2007 included revenues related to the acquisitions of both the Avago storage semiconductor business and the Passave Fiber To The Home business, compared with the first quarter of 2006 which included only one month of revenues from the Avago business and no revenue from Passave.

    Net loss in the first quarter of 2007 on a GAAP basis was $15.8 million (GAAP diluted loss per share of $0.07) compared with a GAAP net loss in the fourth quarter of 2006 of $42.2 million (GAAP loss per share of $0.20). Non-GAAP net income was $4.4 million (non-GAAP diluted earnings per share of $0.02) compared with non-GAAP net income of $4.7 million (non-GAAP diluted earnings per share of $0.02) in the fourth quarter of 2006.

    Non-GAAP net income in the first quarter of 2007 excludes the following items: (i) $6.9 million in costs and other charges related to the Company's corporate restructuring announced March 29, 2007;
(ii) $9.4 million in stock-based compensation expense; (iii) $9.8 million in amortization of purchased intangible assets; (iv) $1.0 million foreign exchange gain on Canadian taxes; and (v) $4.0 million income tax recovery relating to prior years, and (vi) $2.9 million income tax effect relating to these non-GAAP adjustments.

    For a full reconciliation of GAAP net income to non-GAAP net income, please refer to the schedule on page 7 of this release. The Company believes the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used to plan for the Company's future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.

    "In the first quarter, we experienced improved visibility in our telecom, fiber to the home, and microprocessor businesses on a sequential basis," said Bob Bailey, chairman and chief executive officer of PMC-Sierra. "We believe that the overall business environment is improving in each of the markets that we serve, and our recently announced cost reduction initiative will enable us to improve our operating performance going forward."

    The Company announced on March 29, 2007, that it was undertaking a corporate restructuring expected to reduce on-going annualized operating expenses by an estimated $20 to $24 million per year. The Company's decision to initiate cost reduction activities is part of its on-going effort to improve its corporate operating performance and boost productivity across the organization. The restructuring included the announced closure of two of the Company's R&D centers in Winnipeg, Manitoba and Saskatoon, Saskatchewan. The total work force reduction under the restructuring plan is expected to be approximately 175 positions across the organization. Restructuring activities related to this plan are expected to be substantially complete by the end of the third quarter of this year.

    During the first quarter of 2007, the Company also announced the appointment of Michael W. Zellner as vice president and chief financial officer of PMC-Sierra. Mr. Zellner has 25 years of high tech business experience and was previously senior vice president and chief financial officer at Wind River Systems, Inc., a device software solutions provider. In this role, Mr. Zellner was responsible for all finance and administration functions. Prior to Wind River, Mr. Zellner was senior director of finance at Applied Materials.

    The Company made the following product announcements in Q1 2007:

    -- 6Gbit/s SAS/SATA controller: we announced the PM8000 Tachyon(R) SPC 8x6G, which enables the first generation of SAS
        2.0 enterprise-class tiered storage architectures. This 6Gbit/s SAS/SATA controller is the industry's first SAS 2.0 compliant device enabling storage OEMs to provide true enterprise-class SAS/SATA disk-array systems. The device leverages PMC-Sierra's market-leading Tachyon protocol controller technology, preserving storage OEMs' software and hardware investments. The Tachyon SPC 8x6G, together with PMC-Sierra's maxSAS(TM) expander switches and active-active multiplexers, provides a comprehensive end-to-end enterprise-class chip set solution.

    -- GPON ONT Solution: we announced the availability of the PAS65311 GPON ONT reference design featuring PMC's GigaPASS(TM) architecture. It includes a fully featured ITU-T
        G.984 GPON MAC, an advanced classification engine, robust QoS queuing, advanced VLAN bridging and manipulation, and IPTV filtering, all performed at line-rate speeds for all packet sizes. The solution has already proven interoperability with most existing GPON OLT designs.

    First Quarter 2007 Conference Call

    Management will review the first quarter 2007 results and provide guidance for the second quarter of 2007 during a conference call at 1:30 pm Pacific Time/4:30 pm Eastern Time on April 25, 2007. The conference call webcast will be accessible under the Financial Events and Calendar section at http://investor.pmc-sierra.com/. To listen to the conference call live by telephone, dial (913) 312-1295 approximately ten minutes before the start time. A telephone playback will be available after the completion of the call and can be accessed at (719) 457-0820 using the access code 3449714. A replay of the webcast will be available for five business days.

    Second Quarter 2007 Conference Call

    PMC-Sierra is planning on releasing its results for the second quarter of 2007 on July 19th. A conference call will be held on the day of the release to review the quarter and provide an outlook for the third quarter of 2007.

    Safe Harbor Statement

    PMC-Sierra's forward-looking statements are subject to risks and uncertainties. Actual results may differ from these projections. The Company's SEC filings describe more fully the risks associated with the Company's business including PMC-Sierra's limited revenue visibility due to variable customer demands, market segment growth or decline, orders with short delivery lead times, customer concentration, and the uncertain timing of expense reductions associated with corporate restructurings and their related impact on PMC's business. The Company does not undertake any obligation to update the forward-looking statements.

    About PMC-Sierra

    PMC-Sierra(TM) is a leading provider of broadband communications and storage semiconductors for metro, access, fiber to the home, wireless infrastructure, storage, laser printers, and fiber access gateway equipment. PMC-Sierra offers worldwide technical and sales support, including a network of offices throughout North America, Europe, Israel and Asia. The company is publicly traded on the NASDAQ Stock Market under the PMCS symbol and is included in the S&P 500 Index. For more information, visit www.pmc-sierra.com.

    (C) Copyright PMC-Sierra, Inc. 2007. All rights reserved. PMC and Tachyon are registered trademarks of PMC-Sierra, Inc. in the United States and other countries. PMC-SIERRA, PMCS, maxSAS, GigaPASS and "Enabling connectivity. Empowering people." are trademarks of PMC-Sierra, Inc. Other product and company names mentioned herein may be trademarks of their respective owners.



                           PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (in thousands, except for per share amounts)
                             (unaudited)

                                              Three Months Ended
                                         -----------------------------
                                          Apr 1,    Dec 31,   Apr 2,
                                           2007      2006      2006

Net revenues                             $103,665  $101,917  $ 87,781

Cost of revenues                           37,571    37,125    26,625
                                         --------- --------- ---------
  Gross profit                             66,094    64,792    61,156


Other costs and expenses:
  Research and development                 44,524    41,713    33,749
  Selling, general and administrative      26,698    26,362    19,593
  Amortization of purchased intangible
   assets                                   9,835    10,136     2,110
  In-process research and development           -         -    14,800
  Restructuring costs and other charges     6,894       453      (738)
                                         --------- --------- ---------
Loss from operations                      (21,857)  (13,872)   (8,358)

Other income (expense):
  Interest income, net                      1,837     2,297     3,566
  Foreign exchange (loss) gain               (996)    3,508        13
  Amortization of debt issue costs           (242)     (242)     (242)
  Gain on investments                           -         -     1,849
                                         --------- --------- ---------
Loss before (provision for) recovery of
 income taxes                             (21,258)   (8,309)   (3,172)

(Provision for) recovery of income taxes    5,435   (33,891)  (11,161)
                                         --------- --------- ---------
Net loss                                 $(15,823) $(42,200) $(14,333)
                                         ========= ========= =========

Net loss per common share - basic and
 diluted                                 $  (0.07) $  (0.20) $  (0.08)

Shares used in per share calculation -
 basic and diluted                        213,881   212,295   187,218





As a supplement to the Company's consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, the Company provides additional non-GAAP measures for net income and net income per share in its press release.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these measures internally to evaluate the Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

                           PMC-Sierra, Inc.
        Reconciliation of GAAP net loss to Non-GAAP net income
             (in thousands, except for per share amounts)
                             (unaudited)

                                              Three Months Ended
                                         -----------------------------
                                          Apr 1,    Dec 31,   Apr 2,
                                           2007(1)   2006(2)  2006 (3)

GAAP net loss                            $(15,823) $(42,200) $(14,333)

Included in Cost of revenues:
  Stock-based compensation                    517       517       423
  Acquisition-related costs                     -         -     3,273

Included in Other costs and expenses:
  Stock-based compensation                  8,900    10,867     5,478
  Acquisition-related costs                     -         -       222
  Amortization of intangible assets         9,835    10,136     2,110
  In-process research and development           -         -    14,800
  Restructuring costs and other charges     6,894       453      (738)

Included in Other income (expense):
  (Gain) loss on investments                    -         -    (1,849)
  Foreign exchange (gain) loss on
   Canadian taxes                             979    (3,521)     (113)

Included in Provision for income taxes :
  Additional provision for (recovery of)
   prior years' income taxes               (4,000)   29,888         -
  Withholding and other taxes on
   repatriation of funds                        -         -     7,036
  Income tax effect of non-GAAP items      (2,902)   (1,442)       38
                                         --------- --------- ---------
Non-GAAP net income                      $  4,400  $  4,698  $ 16,347
                                         ========= ========= =========

Non-GAAP net income per share - diluted  $   0.02  $   0.02  $   0.08

Shares used to calculate non-GAAP
net income per share - diluted            215,385   214,332   196,674

Non-GAAP adjustments

(1) $9.4 million stock-based compensation expense; $9.8 million amortization of purchased intangible assets; $6.9 million restructuring costs comprised of $4.5 million additional severance, $0.4 million writedown of assets and $2.0 million provision for excess facilities; $1.0 million foreign exchange loss on Canadian taxes; a $4.0 million tax recovery relating to prior years; and $2.9 million income tax effect relating to these non-GAAP adjustments.

(2) $11.4 million stock-based compensation expense; $10.1 million amortization of purchased intangible assets; $0.5 million restructuring costs related to vacating the Ottawa facility in the fourth quarter of 2006; $3.5 million foreign exchange gain on Canadian taxes; $29.9 million increase in our estimated tax provision for previous years as a result of a written communication received in 2007 from tax authorities; and $1.4 million income tax effect relating to these non-GAAP adjustments.

(3) $5.9 million stock-based compensation expense; $3.5 million acquisition-related costs comprised of a $2.8 million purchase accounting adjustment to inventory and $0.5 million in additional contractor costs included in Cost of revenues, and $0.2 million relocation expenses included in Selling, General and administrative expenses; $2.1 million amortization of purchased intangible assets and a $14.8 million charge for in-process research and development from the purchase of the Avago Storage Semiconductor Business; $0.7 million net reduction in restructuring comprised of $2.3 million reversal of provision for excess facilities and $1.6 million additional severance; $1.8 million net gain on sale of investments; $0.1 million foreign exchange gain on Canadian taxes; $7.0 million withholding and other taxes on repatriation of funds; and the income tax effect of these non-GAAP adjustments.




                           PMC-Sierra, Inc.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                             (unaudited)

                                                 Apr 1,      Dec 31,
                                                  2007        2006
ASSETS:
Current assets:
  Cash, cash equivalents, and short-term
   investments                                 $  280,701  $  258,914
  Accounts receivable, net                         38,930      37,303
  Inventories, net                                 30,601      34,505
  Prepaid expenses and other current assets        15,888      17,164
                                               ----------- -----------
    Total current assets                          366,120     347,886

Investments and other assets                       13,382      14,653
Property and equipment, net                        18,430      18,904
Deferred tax assets                                37,164         397
Goodwill                                          396,143     395,943
Intangible assets, net                            213,647     223,629
Deposits for wafer fabrication capacity             5,145       5,145
                                               ----------- -----------
                                               $1,050,031  $1,006,557
                                               =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Accounts payable                             $   18,011  $   19,074
  Accrued liabilities                              51,624      51,199
  Income taxes payable                                132         722
  Deferred income taxes                             2,042       2,042
  Liability for unrecognized tax benefit           57,240      58,706
  Accrued restructuring costs                      17,014      12,657
  Deferred income                                  13,022      11,340
                                               ----------- -----------
    Total current liabilities                     159,085     155,740

2.25% Senior convertible notes due October 15,
 2025                                             225,000     225,000
Deferred income taxes                              11,067      10,126
Liability for unrecognized tax benefit             76,396      42,531

PMC special shares convertible into 2,099
 (2006 - 2,099) shares of common stock              2,732       2,732

Stockholders' equity
  Capital stock and additional paid in capital  1,344,822   1,327,808
  Accumulated other comprehensive loss               (605)     (1,127)
  Accumulated deficit                            (768,466)   (756,253)
                                               ----------- -----------
    Total stockholders' equity                    575,751     570,428
                                               ----------- -----------
                                               $1,050,031  $1,006,557
                                               =========== ===========




                           PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                             (unaudited)

                                                   Three Months Ended
                                                   -------------------
                                                    Apr 1,    Apr 2,
                                                     2007      2006

Cash flows from operating activities:
Net loss                                           $(15,823) $(14,333)
Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:
  Stock-based compensation                            9,418     5,901
  Depreciation and amortization                      15,478     5,412
  In-process research and development                     -    14,800
  Gain on investments                                     -    (1,849)
  Loss on disposal of property and equipment            484         -
  Changes in operating assets and liabilities:
    Accounts receivable                              (1,627)  (13,239)
    Inventories                                       3,904      (837)
    Prepaid expenses and other current assets         1,006   (19,310)
    Accounts payable and accrued liabilities            (47)    7,045
    Income taxes payable                               (996)    7,569
    Accrued restructuring costs                       4,357    (3,133)
    Deferred income                                   1,682     1,208
                                                   --------- ---------
      Net cash (used in) provided by operating
       activities                                    17,836   (10,766)
                                                   --------- ---------

Cash flows from investing activities:
  Acquisition of businesses, net of cash acquired         -  (431,231)
  Proceeds from sales and maturities of short-term
   available-for-sale investments                         -   173,010
  Proceeds from sale of investments and other
   assets                                                 -     5,118
  Purchases of property and equipment                (2,257)   (2,483)
  Purchase of intangible assets                      (1,388)     (587)
                                                   --------- ---------
      Net cash used in investing activities          (3,645) (256,173)
                                                   --------- ---------

Cash flows from financing activities:
  Proceeds from issuance of common stock              7,596    14,780
                                                   --------- ---------
      Net cash provided by financing activities       7,596    14,780
                                                   --------- ---------

Net (decrease) increase in cash and cash
 equivalents                                         21,787  (252,159)
Cash and cash equivalents, beginning of the period  258,914   405,566
                                                   --------- ---------
Cash and cash equivalents, end of the period       $280,701  $153,407
                                                   ========= =========



    CONTACT: PMC-Sierra, Inc.
             Vice President & CFO
             Mike Zellner, 408-988-1204
             or
             VP Marketing Communications
             David Climie, 408-988-8276
             or
             Manager, Communications
             Susan Shaw, 408-988-8515